UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 15, 2006 (March 13, 2006)

Date of Report (Date of earliest event reported)

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1211 Avenue of the Americas
New York, New York 10036

(Address of principal executive offices, including zip code)

(212) 536-1211

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

          Item 8.01 Other Events

          On March 13, 2006, CIT Group Inc. (“CIT”) made available to investors a pricing supplement no. 3, dated March 13, 2006, a prospectus supplement, dated February 10, 2006 and a prospectus, dated January 19, 2006, with respect to the issuance of CIT’s 4.900% Senior Notes due March 15, 2008 (the “4.900% Senior Notes”), the 5.150% Senior Notes due March 15, 2010 (the “5.150% Senior Notes”) and the 6.000% Senior Notes due March 15, 2016 (the “6.000% Senior Notes” and together with the 4.900% Senior Notes and the 5.150% Senior Notes, the “Notes”) pursuant to an indenture, dated as of January 20, 2006, between CIT and JPMorgan Chase Bank, N.A., as Trustee, which CIT filed as an exhibit to its shelf registration statement filed with the SEC (File No. 333-131159) on January 20, 2006.

          In connection with the issuance of the Notes, John P. Sirico, II, a Vice President and Assistant General Counsel of CIT has delivered an opinion to CIT, dated March 13, 2006, regarding the legality of the notes upon issuance and sale thereof on March 30, 2006. A copy of the opinion as to legality is attached as Exhibit 5.1 hereto.

          Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

The following exhibits are filed or furnished herewith:

	5.1	Opinion of CIT

SIGNATURE

                    Pursuant to the requirements of the Securities Exchange Act of 1934, CIT Group Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIT GROUP INC.

Dated: March 15, 2006	By:	/s/ Glenn A.Votek

Name: Glenn A. Votek
Title: Executive Vice President & Treasurer

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of CIT